UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): April 1, 2005

Commission File No.: 000-30785

CAMELOT ENTERTAINMENT GROUP, INC.
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(Exact name of registrant as specified in its charter)

DELAWARE             52-2195605
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(State or other jurisdiction of     (IRS Employer Identification No.)
incorporation or organization)

2020 Main Street Suite 990
Irvine, CA 92614
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(Address of principal executive offices)

(949) 777-1090
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(Issuer telephone number)

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(Former name, if changed since last report)

100 East San Marcos Blvd. Suite 400
San Marcos, CA 92069
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(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to  simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

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SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On April 1, 2005, Jane Olmstead resigned her position as interim Chief Financial Officer of the Registrant. She will remain a member of the Board of Directors and the Audit Committee.

George Jackson, 44, has been appointed Chief Financial Officer and will join the Board of Directors.

Mr. Jackson has been a Certified Public Accountant since 1984. He worked with the public accounting firm of KPMG. While at KPMG he worked as a consultant and auditor on many film companies including: Carolco Films, New World Pictures and others. He was the co-founder, CEO & CFO of several fitness center from 1985 to 1999. He was responsible for managing companies with over $20 million in revenue, 540 employees in the United States and Asia, raising over $10 million in capital and managing the accounting departments and preparing financial statements for shareholders in the U.S. and Asia. He sold all his fitness center assets to Bally Total Fitness in early 2000, netting a return to shareholders of over 45% on an annual basis. From 2000 to present he has developed more fitness centers in Asia and been a director to several fitness companies.

Mr. Jackson graduated from the University of Southern California with a B.S. in Accounting in 1982.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto authorized.

Camelot Entertainment Group, Inc.

By: /s/ Robert P. Atwell
April 4, 2005
Robert P. Atwell
CEO

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